Illumina Reports Strong Start to Fiscal Year 2015

San Diego -- (BUSINESS WIRE) - April 21, 2015 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the first quarter of fiscal year 2015.

First quarter 2015 results:

•	Revenue of $539 million, a 28% increase compared to $421 million in the first quarter of 2014, and an increase of 33% on a constant currency basis

•	GAAP net income for the quarter of $137 million, or $0.92 per diluted share, compared to $60 million, or $0.40 per diluted share, for the first quarter of 2014

•
Non-GAAP net income for the quarter of $135 million, or $0.91 per diluted share, compared to $80 million, or $0.53 per diluted share, for the first quarter of 2014 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $67 million and free cash flow of $30 million for the quarter

Gross margin in the first quarter of 2015 was 69.6% compared to 66.1% in the prior year period. Excluding the effect of non-cash stock compensation expense, amortization of acquired intangible assets and legal contingencies, non-GAAP gross margin was 72.2% for the first quarter of 2015 compared to 70.4% in the prior year period.

Research and development (R&D) expenses for the first quarter of 2015 were $91.8 million compared to $77.0 million in the prior year period. R&D expenses included $11.3 million and $11.7 million of non-cash stock compensation expense in the first quarters of 2015 and 2014, respectively. Excluding these charges and contingent compensation, R&D expenses as a percentage of revenue were 14.9% compared to 15.5% in the prior year period.

Selling, general and administrative (SG&A) expenses for the first quarter of 2015 were $116.3 million compared to $109.6 million in the prior year period. SG&A expenses included $18.0 million and $19.4 million of non-cash stock compensation expense in the first quarters of 2015 and 2014, respectively. Excluding these charges, amortization of acquired intangible assets, and contingent compensation, SG&A expenses as a percentage of revenue were 18.0% compared to 19.9% in the prior year period.

Depreciation and amortization expenses were $30.1 million and capital expenditures were $36.6 million during the first quarter of 2015. The Company ended the quarter with $1.37 billion in cash, cash equivalents and short-term investments, compared to $1.34 billion as of December 28, 2014.

“In the first quarter we delivered significant earnings growth as a result of strong demand for products across our sequencing portfolio,” stated Jay Flatley, CEO. “While the genomics market remains nascent, our best-in-class product offerings are accelerating adoption, setting the stage for a robust 2015.”

Updates since our last earnings release:

•	Launched TruSight® HLA, a complete, end-to-end solution that produces a comprehensive view of the HLA region for accurate HLA typing

•	Launched the NeoPrep™ Library Prep System, which greatly simplifies library preparation and delivers high-quality sequencing-ready libraries for next-generation sequencing

•
Announced that Berry Genomics has received premarket clearance from the Chinese Food and Drug Administration for the NextSeq CN500, a high throughput sequencing instrument based on the NextSeq® 500, as well as premarket clearance for its non-invasive prenatal testing detection kit for trisomies 13, 18 and 21

•	Entered into a strategic collaboration with Merck Serono to develop a universal NGS-based oncology diagnostic

•	Announced that the new Illumina Accelerator Boost Capital had secured an initial capital commitment of $40 million from Viking Global Investors, a privately owned, global investment firm

•	Repurchased $35 million of common stock under our previously announced share repurchase program

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2015, the Company continues to project approximately 20% total revenue growth, which now includes a 3% negative impact from foreign exchange assuming current currency exchange rates. The Company has increased its projections for non-GAAP earnings per diluted share to $3.36 to $3.42. These projections assume a pro forma tax rate of approximately 27%.

Quarterly conference call information
The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, April 21, 2015. Interested parties may listen to the call by dialing 888.679.8034 (passcode: 50211546), or if outside North America by dialing 1.617.213.4847 (passcode: 50211546). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 6:00 pm Pacific Time (9:00 pm Eastern Time) on April 21, 2015 through April 28, 2015 by dialing 888.286.8010 (passcode: 41280552), or if outside North America by dialing 1.617.801.6888 (passcode: 41280552).

Statement regarding use of non-GAAP financial measures
The Company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company’s financial measures under GAAP include substantial charges such as stock compensation expense, amortization of acquired intangible assets, non-cash interest expense associated with the Company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Per share amounts also include, through the first quarter of 2014, the double dilution associated with the accounting treatment of the Company’s 0.625% convertible senior notes and the corresponding call option overlay. Management believes that presentation of operating results that excludes these items and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (iv) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services; and (vi) our ability to maintain our revenue levels and profitability during periods of research funding reduction or uncertainty and adverse economic and business conditions, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is transforming human health as the global leader in sequencing- and array-based technologies. The company serves customers in a broad range of markets, enabling the adoption of genomic solutions in research and clinical settings. To learn how Illumina is unlocking the power of the genome, visit www.illumina.com and follow @illumina.

# # #
Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
rchambers@illumina.com
or
Media:
Eric Endicott
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 29, 2015	December 28, 2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$533,537	$636,154
Short-term investments	832,952	702,217
Accounts receivable, net	350,044	289,458
Inventory	205,184	191,144
Deferred tax assets, current portion	49,105	40,786
Prepaid expenses and other current assets	89,459	29,844
Total current assets	2,060,281	1,889,603
Property and equipment, net	280,628	265,264
Goodwill	724,904	724,904
Intangible assets, net	301,302	314,500
Deferred tax assets, long-term portion	63,122	49,848
Other assets	68,856	95,521
Total assets	$3,499,093	$3,339,640

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$106,674	$82,626
Accrued liabilities	296,150	335,276
Long-term debt, current portion	307,427	304,256
Total current liabilities	710,251	722,158
Long-term debt	993,777	986,780
Other long-term liabilities	171,739	167,904
Stockholders’ equity	1,623,326	1,462,798
Total liabilities and stockholders’ equity	$3,499,093	$3,339,640

Illumina, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 29, 2015	March 30, 2014
Revenue:
Product revenue	$459,127	$362,211
Service and other revenue	79,438	58,570
Total revenue	538,565	420,781
Cost of revenue:
Cost of product revenue (a)	119,624	111,441
Cost of service and other revenue (a)	32,529	21,513
Amortization of acquired intangible assets	11,385	9,535
Total cost of revenue	163,538	142,489
Gross profit	375,027	278,292
Operating expense:
Research and development (a)	91,772	77,041
Selling, general and administrative (a)	116,317	109,573
Acquisition related gain, net	(9,887)	(1,013)
Headquarter relocation	699	595
Total operating expense	198,901	186,196
Income from operations	176,126	92,096
Other income (expense), net	1,920	(8,308)
Income before income taxes	178,046	83,788
Provision for income taxes	41,388	23,811
Net income	$136,658	$59,977
Net income per basic share	$0.95	$0.47
Net income per diluted share	$0.92	$0.40
Shares used in calculating basic net income per share	143,771	128,146
Shares used in calculating diluted net income per share	148,683	150,619

(a) Includes total stock-based compensation expense for stock-based awards:

	Three Months Ended
	March 29, 2015	March 30, 2014
Cost of product revenue	$2,332	$2,095
Cost of service and other revenue	279	285
Research and development	11,307	11,669
Selling, general and administrative	18,000	19,375
Stock-based compensation expense before taxes	$31,918	$33,424

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended
	March 29, 2015	March 30, 2014
Net cash provided by operating activities (a)	$66,779	$37,087
Net cash used in investing activities	(154,147)	(144,387)
Net cash used in financing activities (a)	(12,534)	(85,924)
Effect of exchange rate changes on cash and cash equivalents	(2,715)	100
Net decrease in cash and cash equivalents	(102,617)	(193,124)
Cash and cash equivalents, beginning of period	636,154	711,637
Cash and cash equivalents, end of period	$533,537	$518,513

Calculation of free cash flow:
Net cash provided by operating activities (a)	$66,779	$37,087
Purchases of property and equipment	(36,551)	(19,012)
Free cash flow (b)	$30,228	$18,075
______________________________________________________________________________________________________
(a) Net cash provided by operating activities excludes excess tax benefit related to stock-based compensation of $76.4 million in Q1 2015 and $50.5 million in Q1 2014. Net cash used in financing activities reflects the excess tax benefit as a corresponding in-flow in the respective periods.

(b) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended
	March 29, 2015	March 30, 2014
GAAP net income per share - diluted	$0.92	$0.40
Pro forma impact of weighted average shares (a)	—	—
Adjustments to net income:
Amortization of acquired intangible assets	0.09	0.09
Cost-method investment gain, net (b)	(0.08)	—
Non-cash interest expense (c)	0.07	0.06
Acquisition related gain, net (d)	(0.07)	(0.01)
Headquarter relocation	—	—
Legal contingencies	—	0.04
Contingent compensation expense (e)	—	0.02
Incremental non-GAAP tax expense (f)	(0.02)	(0.07)
Non-GAAP net income per share - diluted (g)	$0.91	$0.53
Shares used in calculating non-GAAP diluted net income per share	148,683	149,971

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$136,658	$59,977
Amortization of acquired intangible assets	12,887	13,191
Cost-method investment gain, net (b)	(12,582)	—
Non-cash interest expense (c)	10,188	9,022
Acquisition related gain, net (d)	(9,887)	(1,013)
Headquarter relocation	699	595
Legal contingencies	—	5,846
Contingent compensation expense (e)	—	2,840
Incremental non-GAAP tax expense (f)	(2,587)	(10,411)
Non-GAAP net income (g)	$135,376	$80,047

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income per share	148,683	150,619
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes (a)	—	(648)
Weighted average shares used in calculation of non-GAAP diluted net income per share	148,683	149,971
______________________________________________________________________________________________________

(a) Pro forma impact of weighted-average shares includes the impact of double dilution associated with the accounting treatment of the Company’s outstanding convertible debt and the corresponding call option overlay.

(b) Cost-method investment gain, net consists primarily of a gain on the sale of an investment partially offset by impairment charges on other investments.

(c) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(d) Acquisition related gain, net consists primarily of net gains from changes in fair value of contingent consideration.

(e) Contingent compensation expense relates to contingent payments for post-combination services associated with prior period acquisitions.

(f) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.

(g) Non-GAAP net income and diluted net income per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income and diluted net income per share are key drivers of the Company’s core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended
	March 29, 2015		March 30, 2014
GAAP gross profit	$375,027	69.6%	$278,292	66.1%
Stock-based compensation expense	2,611	0.5%	2,380	0.6%
Amortization of acquired intangible assets	11,385	2.1%	9,535	2.3%
Legal contingencies	—	—	5,846	1.4%
Non-GAAP gross profit (a)	$389,023	72.2%	$296,053	70.4%

Research and development expense	$91,772	17.0%	$77,041	18.3%
Stock-based compensation expense	(11,307)	(2.1)%	(11,669)	(2.8)%
Contingent compensation expense (b)	—	—	(84)	—
Non-GAAP research and development expense	$80,465	14.9%	$65,288	15.5%

Selling, general and administrative expense	$116,317	21.6%	$109,573	26.0%
Stock-based compensation expense	(18,000)	(3.3)%	(19,375)	(4.5)%
Amortization of acquired intangible assets	(1,502)	(0.3)%	(3,656)	(0.9)%
Contingent compensation expense (b)	—	—	(2,756)	(0.7)%
Non-GAAP selling, general and administrative expense	$96,815	18.0%	$83,786	19.9%

GAAP operating profit	$176,126	32.7%	$92,096	21.9%
Stock-based compensation expense	31,918	5.9%	33,424	7.9%
Amortization of acquired intangible assets	12,887	2.4%	13,191	3.2%
Acquisition related gain, net (c)	(9,887)	(1.8)%	(1,013)	(0.3)%
Headquarter relocation	699	0.1%	595	0.1%
Legal contingencies	—	—	5,846	1.4%
Contingent compensation expense (b)	—	—	2,840	0.7%
Non-GAAP operating profit (a)	$211,743	39.3%	$146,979	34.9%

GAAP other income (expense), net	$1,920	0.4%	$(8,308)	(2.0)%
Cost-method investment gain, net (d)	(12,582)	(2.4)%	—	—
Non-cash interest expense (e)	10,188	1.9%	9,022	2.2%
Non-GAAP other (expense) income, net (a)	$(474)	(0.1)%	$714	0.2%
______________________________________________________________________________________________________

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the Company’s products and services. Non-GAAP operating profit, and non-GAAP other (expense) income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance.

(b) Contingent compensation expense relates to contingent payments for post-combination services associated with prior period acquisitions.

(c) Acquisition related gain, net consists primarily of net gains from changes in fair value of contingent consideration.

(d) Cost-method investment gain, net consists primarily of a gain on the sale of an investment partially offset by impairment charges on other investments.

(e) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 28, 2014 filed with the SEC on February 18, 2015. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2015
Diluted net income per share
Non-GAAP diluted net income per share	$3.36 - $3.42
Amortization of acquired intangible assets	(0.21)
Non-cash interest expense (a)	(0.17)
Cost-method investment gain, net (b)	0.06
Acquisition related gain, net	0.04
Headquarter relocation (c)	(0.01)
GAAP diluted net income per share	$3.07 - $3.13

______________________________________________________________________________________________________

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Cost-method investment gain, net consists primarily of a gain on the sale of an investment partially offset by impairment charges on other investments.

(c) Headquarter relocation represents accretion of interest expense on lease exit liability.